Exhibit 10.17

THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO OR (ii) RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER NOR IS IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS.  THIS LEGEND SHALL BE ENDORSED UPON ANY NOTE ISSUED IN EXCHANGE FOR THIS NOTE. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Principal Amount: $__,000	Issue Date: November 10, 2015

NUGENE INTERNATIONAL, INC.

10% PROMISSORY NOTE
(Revised and Term Extended)

FOR VALUE RECEIVED, NuGene International, Inc., a corporation organized under the laws of the State of Nevada (hereinafter called “Maker” or the “Company”), hereby promises to pay to _______, or its permitted registered assigns or successors in interest or order (the “Holder” and together with the Maker sometimes collectively referred to as the "Parties"), without demand, the sum of _________ dollars ($______) (the “Principal Amount” or “Loan”), with simple interest at a rate of ten percent (10%). The “Maturity Date” of this Note shall be November 9, 2016, subject to acceleration as provided herein. This Loan is part of one or more additional loans, aggregating $300,000 in total, concurrently being made by other lenders to the Maker. Hereafter the additional loans amounting to $250,000 are referred to as the "Additional Loans." This Note revises, replaces and supersedes in its entirety a prior promissory note issued by Maker, dated this date, in favor of Holder.

This Note is not secured. The following terms shall apply to this Note:

1.      Definitions. Capitalized terms used herein shall have the meanings set forth in this Section 1.

"Additional Loans" has the meaning set forth in the introductory paragraph .

"Applicable Rate" means the rate equal to ten percent (10%) per annum.

"Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

"Default" means any of the events specified in Section 5 which constitutes an Event of Default or which, upon the giving of notice, the lapse of time, or both pursuant to Section 5 would, unless cured or waived, become an Event of Default.

"Event of Default" has the meaning set forth in Section 5.

"Governmental Authority" means the government of any nation or any political subdivision thereof, whether at the national, state, territorial, provincial, municipal or any other level, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of, or pertaining to, government (including any supranational bodies such as the European Union or the European Central Bank).

"Law" as to any Person, means any law (including common law), statute, ordinance, treaty, rule, regulation, policy or requirement of any Governmental Authority and authoritative interpretations thereon, whether now or hereafter in effect, in each case, applicable to or binding on such Person or any of its properties or to which such Person or any of its properties is subject.

"Lien" means any mortgage, pledge, hypothecation, encumbrance, lien (statutory or other), charge or other security interest.

"Maturity Date" means the earlier of (a) November 9, 2016, or (b) the date on which all amounts under this Note shall become due and payable pursuant to terms contained herein.

"Order" as to any Person, means any order, decree, judgment, writ, injunction, settlement agreement, requirement or determination of an arbitrator or a court or other Governmental Authority, in each case, applicable to or binding on such Person or any of its properties or to which such Person or any of its properties is subject.

"Parties" has the meaning set forth in the introductory paragraph.

"Person" means any individual, corporation, limited liability company, trust, joint venture, association, company, limited or general partnership, unincorporated organization, Governmental Authority or other entity.

2.    Final Payment Date; Optional Prepayments.

2.1           Final Payment Date. The aggregate unpaid principal amount of the Loan, all accrued and unpaid interest and all other amounts payable under this Note shall be due and payable on the Maturity Date.

2.2           Optional Prepayment. The Maker may prepay the Loan in whole or in part at any time or from time to time without penalty or premium by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment.

2.3           Automatic Payment. Notwithstanding anything contained herein to the contrary, the Maker shall pay the aggregate unpaid principal amount of the Loan, all accrued and unpaid interest and all other amounts payable under this Note within ten (10) business days after the closing of a Qualified Financing. For purposes of this Note, a Qualified Financing means the consummation of an equity, or convertible debt financing, in one or more series of transactions with aggregate gross proceeds of at least One Million Dollars ($1,000,000) by the Maker after the final closing of the Offering.

2.4           Conversion Option. Notwithstanding anything contained herein to the contrary, the Holder may convert the unpaid principal amount of the Loan into any funding instrument entered into by the Maker for a period of 180 days after the date of this note (the "Conversion Option"). In the event the Holder exercises the Conversion Option, this Note will be considered to be satisfied in full and be of no further effect.

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3.    Interest.

3.1           Interest Rate. Except as otherwise provided herein, the outstanding principal amount of the Loan made hereunder shall bear interest at the Applicable Rate upon the terms set forth herein from the date the Loan was made until the Loan is paid in full, whether at maturity, upon acceleration, by prepayment or otherwise.

3.2           Default Interest. If any amount payable hereunder is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such overdue amount shall bear interest at the Applicable Rate from the date of such non-payment until such amount is paid in full.

3.3           Computation of Interest. Interest on the Principal Amount shall be calculated on a flat rate basis. For illustrative purposes only, if the Principal Amount of this Note is Fifty Thousand Dollars ($50,000) then the interest payable on such Principal Amount shall equal Five Thousand Dollars ($5,000) in the aggregate.

3.4           Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law (such as, without limitation, the usury laws), any payments in excess of such maximum shall be credited against amounts owed by the Maker to the Holder and thus refunded to the Maker, or if no further amounts are owed by the Maker to the Holder, shall be refunded to the Maker. Maker hereby irrevocable consents to the reformation of this Note, as may be necessary by a court of law, so as to enable enforcement of this Note pursuant to summary judgment or summary proceeding. For avoidance of doubt, in the event that, for any reason, a finding by a court having jurisdiction over this Note is made that limits enforceability as a result of excessive interest or other origination or investment banking fees pursuant to the laws of any jurisdiction, then, such defense shall not be deemed to bar a summary proceeding or summary judgment on the Note but rather, the Note shall be fully and absolutely enforceable as to all principal and, the court having jurisdiction shall, after an inquest, have power to reform the Note so as to reduce interest amount to such amount as is immediately enforceable pursuant to summary judgment or summary proceeding and grant such award, plus any legal or enforcement fees of Holder(s).

4.    Payment Mechanics.

4.1           Manner of Payment. All payments of interest and principal shall be made in lawful money of the United States of America on the date on which such payment is due by wire transfer of immediately available funds, less any wire transfer fees, to the Holder's account at a bank specified by the Holder in writing to the Maker from time to time.

4.2           Application of Payments. All payments made hereunder shall be applied first, to the payment of any fees or charges outstanding hereunder, second, to accrued interest and third, to the payment of the principal amount outstanding under the Note.

4.3           Business Day Convention. Whenever any payment to be made hereunder shall be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension will be taken into account in calculating the amount of interest payable under this Note.

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5.    Events of Default. The occurrence of any of the following shall constitute an Event of Default hereunder:

5.1           Failure to Pay. The Maker fails to pay (a) any principal amount of the Loan when due; or (b) interest or any other amount when due and such failure continues for 10 Business Days after written notice to the Maker;

5.2           Failure to Obtain Additional Loans. The failure of Maker to notify Holder in writing that it has obtained the entirety of the Additional Loans from other lenders on terms that are substantially comparable to the terms of this promissory note prior to November 27, 2015;

5.3           Breach of Representations and Warranties. Any representation or warranty made or deemed made by the Maker to the Holder herein is incorrect in any material respect on the date as of which such representation or warranty was made or deemed made;

5.4           Breach of Covenants. The Maker fails to observe or perform any material covenant, obligation, condition or agreement contained in this Note other than that specified in Section 5.1 and such failure continues for 30 calendar days after written notice to the Maker;

5.5           Default Under Other Obligations. The Maker or any subsidiary of Maker shall default on any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that that (A) involves an obligation greater than $10,000, whether such indebtedness now exists or shall hereafter be created and (B) results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

5.6           Actions and Judgments. Any monetary judgment, writ or similar final process shall be entered or filed against the Maker, any subsidiary or any of their respective property or other assets for more than $10,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of forty-five (45) calendar days; provided, however, that any judgment which is covered by insurance or an indemnity from a creditworthy party (such creditworthiness as reasonably determined by the Holder) shall not be included in calculating the amount of such judgment, writ or final process so long as the Maker provides the Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Holder) to the effect that such judgment is covered by insurance or an indemnity and the Maker will receive the proceeds of such insurance or indemnity within forty-five (45) calendar days of the issuance of such judgment;

5.7         Bankruptcy.

(a)          the Maker commences any case, proceeding or other action (i) under any existing or future law relating to bankruptcy, insolvency, reorganization, or other relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (ii) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Maker makes a general assignment for the benefit of its creditors;

(b)          there is commenced against the Maker any case, proceeding or other action of a nature referred to in clause (a) above which (i) results in the entry of an order for relief or any such adjudication or appointment or (ii) remains un-dismissed, undischarged or un-bonded for a period of 120 days;

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(c)          there is commenced against the Maker any case, proceeding or other action seeking issuance of a warrant of attachment, execution or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which has not been vacated, discharged, or stayed or bonded pending appeal within 120 days from the entry thereof;

(d)          the Maker takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (a), (b) or (c) above; or

(e)          the Maker is generally not, or is unable to, or admits in writing its inability to, pay its debts as they become due.

6.    Remedies. Upon the occurrence of an Event of Default and at any time thereafter during the continuance of such Event of Default, the Holder may at its option, by written notice to the Maker (a) declare the entire principal amount of this Note, together with all accrued interest thereon and all other amounts payable hereunder, immediately due and payable and/or (b) exercise any or all of its rights, powers or remedies under applicable law; provided, however that, if an Event of Default described in Section 5.7 shall occur, the principal of and accrued interest on the Loan shall become immediately due and payable without any notice, declaration or other act on the part of the Holder.

7.    Miscellaneous.

7.1           Issuance of Replacement Note. Upon any loss or destruction of this Note, a replacement Note containing the same date and provisions of this Note shall be issued by the Company to the Holder for the outstanding Principal Amount of this Note and accrued interest which shall not have been converted or paid.

7.2           Notices.  All notices and other communications provided for hereunder shall be in writing and personally delivered, delivered by nationally-recognized overnight courier, mailed, or sent by facsimile, with confirmation, if to the Maker or the Holder, to:

(i) if to the Maker,

NuGene International, Inc.

17912 Cowan

Irvine, California 92614

Attention: Chief Executive Officer

(ii) if to the Holder,

15332 Antioch Street #509

Pacific Palisades, California 90272

or to such other address as the party to whom notice is to be given may have furnished to the other in writing in accordance with the provisions of this Section 7.2. Any such notice or communication will be deemed to have been received: (A) in the case of personal delivery, on the date of such delivery; (B) in the case of nationally-recognized overnight courier, on the next Business Day after the date sent; and (C) if by registered or certified mail, on the third Business Day following the date postmarked.

7.3           Fees and Expenses. The Maker and the Holder shall each pay the fees and expenses of their respective advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party in connection with the negotiation, preparation, execution, delivery and performance of the Note.

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7.4           Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of California, without regard to the principles of conflicts of law thereof. Each of the Parities agrees with the other that all proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Note an (whether brought against a party hereto or its respective affiliates, employees or agents) shall be commenced exclusively in the Courts of the State of California, located in the City of Irvine and County of Orange. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

7.5           Counterparts; Execution. This Note may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

7.6           Successors and Assigns. This Note shall not be assignable by the Holder without the prior written consent of the Maker, which shall not be unreasonably withheld. Subject to the restrictions of the preceding sentence, the rights and obligations of the Maker and the Holder shall be binding upon and benefit the successors, assign, heirs, administrators and transferees of the parties.

7.7           Amendments and Waivers. No term of this Note may be waived, modified or amended except by an instrument in writing signed by both of the parties hereto. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

7.8           Headings. The headings of the various Sections and subsections herein are for reference only and shall not define, modify, expand or limit any of the terms or provisions hereof.

7.9           No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising on the part of the Holder, of any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

7.10         Severability. If any term or provision of this Note is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Note or invalidate or render unenforceable such term or provision in any other jurisdiction.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by an authorized officer as of the 10 day of November 2015.

NUGENE INTERNATIONAL, INC.

By:	/s/ Ali Kharazmi
Name: Ali Kharazmi
Title: Chief Executive Officer

[Signature Page to 10% Promissory Note]

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